BEAR STEARNS ASSET BACKED SECURITIES TRUST 2006-SD4
                                 Issuing Entity

                   ASSET-BACKED CERTIFICATES, SERIES 2006-SD4

                            EMC MORTGAGE CORPORATION
                                     Sponsor

                     WELLS FARGO BANK, NATIONAL ASSOCIATION
                  Master Servicer and Securities Administrator

                   BEAR STEARNS ASSET BACKED SECURITIES I LLC
                                    Depositor

                       Supplement dated November 21, 2006
                to Prospectus Supplement dated November 15, 2006
                      to Prospectus dated October 18, 2006

Capitalized terms used herein and not otherwise defined herein have the meanings assigned in the Prospectus Supplement dated November 15, 2006.

         1. The Original Certificate Principal Balances of the Class 1A-1 and Class 1A-2 Certificates set forth on the front cover of the Prospectus Supplement are hereby deleted in their entirety and replaced with the following:

                                ORIGINAL
                               CERTIFICATE
                                PRINCIPAL
           CLASS               BALANCE(1)
           -----               ----------
         Class 1A-1            $72,073,000
         Class 1A-2            $25,821,000


The remainder of the prospectus supplement remains unmodified.

This supplement may be used to offer or sell the Certificates offered hereby only if accompanied by the prospectus supplement and prospectus.


                            BEAR, STEARNS & CO. INC.

Until 90 days after the date of this Supplement, all dealers effecting transactions in the Certificates offered hereby, whether or not participating in this distribution, may be required to deliver a Prospectus Supplement and Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus Supplement and Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.